UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2019, Sanchez Energy Corporation (the “Company”) was notified in writing by the New York Stock Exchange (the “NYSE”) that the decline in the Company’s total market capitalization has caused it to be out of compliance with one of the NYSE’s continued listing standards.  Rule 802.01B of the NYSE’s Listed Company Manual requires that a company maintain an average market capitalization of at least $50 million over a period of 30 consecutive trading days, unless at the same time the company’s total stockholders’ equity is equal to or greater than $50 million.

As required by the NYSE, the Company intends to timely notify the NYSE of its intent to present a plan to meet the minimum market capitalization requirement and restore its compliance with the NYSE continued listing standards.  In general, the Company has 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or is taking, that would bring it into conformity with the market capitalization listing standard within 18 months of receipt of the written notice.  If the NYSE accepts the plan, the Company’s common stock, $0.01 par value per share (the “Common Stock”), will continue to be listed on the NYSE during the 18-month period, subject to compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan.  If the plan is not submitted on a timely basis, is not accepted, or is accepted but the Company does not make progress consistent with the plan during the plan period, the Common Stock will be subject to suspension and delisting from the NYSE.  In addition, the NYSE can at any time suspend trading in a security and delist the stock if it deems it necessary for the protection of investors.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 21, 2018, the Company received written notice from the NYSE that the average closing price of its Common Stock over a period of 30 consecutive trading days was below $1.00 per share, which is the minimum average closing price per share required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.  In accordance with applicable NYSE procedures, the Company notified the NYSE of its intent to pursue actions to meet the minimum average share price requirement and restore its compliance with the relevant standards required in Section 802.01C within the six-month period allowed by the NYSE.

Subject to the Company’s compliance with the listing requirements of the NYSE and as described above, during the 45-day period (and as applicable, the remaining portion of the six-month and, as applicable, 18-month period) referred to above, the Common Stock will continue to trade on the NYSE under the symbol “SN” with the added designation of “.BC” to indicate the status of the Common Stock as “below criteria.”  If the Common Stock is suspended and delisted from the NYSE, the Company expects that the Common Stock would be quoted on an over-the-counter market, such as the OTC Pink market, although there is no assurance that an active market in the Common Stock would develop.

If trading in the Common Stock is suspended on the NYSE or the Common Stock is delisted by the NYSE for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; negatively impact the Company’s ability to access equity markets and obtain financing; and impair the Company’s ability to provide equity incentives.

Item 7.01 Regulation FD Disclosure.

On January 8, 2019, the Company issued a press release with respect to the receipt of the notice from the NYSE.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibits

99.1	Press release, dated January 8, 2019, issued by Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: January 8, 2019	By:	/s/ Cameron W. George
Name: Cameron W. George
Title: Interim Chief Financial Officer